UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 30, 2005

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2005, Greg M. Burnett, Chief Financial Officer of the registrant, tendered his resignation from the registrant, effective August 12, 2005 after the filing with the SEC of the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2005.

On June 30, 2005, the registrant promoted Michael A. Quinlan to Chief Financial Officer and Treasurer, effective upon Mr. Burnett's departure on August 12, 2005. Mr. Quinlan, age 45, joined the company in April 2005 and was appointed Vice President, Secretary and Controller on June 21, 2005. Before joining the company, Mr. Quinlan served Cousins Properties Incorporated, a real estate investment trust engaged in the development, acquisition, financing, management and leasing of various types of properties, as Senior Vice President, Chief Accounting Officer and Controller from February 2003 through February 2005. He served as Vice President and Controller of JDN Realty Company, a real estate investment trust specializing in the development and management of retail properties, from June 2000 until February 2003 and as Vice President and Controller of JDN Development Company a subsidiary of JDN Realty, from December 1997 until June 2000. From 1987 through 1997, Mr. Quinlan held various positions with The Rouse Company.

Item 9.01   Financial Statements and Exhibits.

(c)        Exhibits

Exhibit No.      Exhibit

99.1                   Press release dated June 30, 2005 regarding the departure of Mr. Burnett and the promotion of Mr. Quinlan.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: June 30, 2005	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

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